Stillwater Extension Claim Group Montana


Havre
Larslan
Dagmar
Cut Bank
Malta
Saco
Choteau
Wolf Point
Wallace
MONTANA
Lewistown
Superior
Terry
Helena
Klein
Miles City
Boulder
Billings
Hysham
Butte
Bozeman
Hardin
Olive
Salmon
Byron
WYOMING
IDAHO

Pushpins

Mining

My Pushpi...


MEAGHER
GOLDEN VALLEY
Broadview
Crazy Peak 11,214 ft
Melville
Lewis and Clark National Forest
Wilsall
191
Rapelje
89
YELLOWSTONE
SWEET GRASS
Molt
Big Timber
Clyde Park
Shields
Belgrade
90
Greycliff
MONTANA
Bozeman
Livingston
STILLWATER
Laurel
Park City
Columbus
Stillwater Extension Claim Gr...
Absarokee
GALLATIN
Nye
Fishtail
Joliet
191
Pray
Mount Cowen
Fromberg
Roberts
Mount Douglas 11,300 ft
Bridger
CARBON
310
Gallatin National Forest
Miner
Absaroka-Beartooth Wilderness
Custer National Forest
Red Lodge
PARK
Granite Peak 12,799 ft
Bearcreek
89
Gardiner
212
Electric Peak
Hellroaring Creek
Slough Creek
McBride Lake
Obsidian Creek
Trout Lake
Clarks Fork Yellowstone
191
Straight Creek
Mount Washburn
Shoshone National Forest
Mount Holmes
WYOMING
287
Wolf Lake
North Absaroka Wilderness
Powell
West Yellowstone
Ice Lake
Alt 14
20
Yellowstone National Park
White Lake
TETON
PARK
Trout Peak
0 mi
10
20
30
40
50